UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

Healthcare Integrated Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1462 Rudder Lane, Knoxville TN	37919
(Address of principal executive offices)	(Zip Code)

(865) 719-8160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HITC	OTC Bulletin Board

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2020 we agreed to repurchase 1,000,000 shares of our common stock from Acorn Management Partners, LLC (“AMP”). As consideration for the share repurchase, we issued a $50,000.00 promissory note bearing interest a 6.0% per annum and due one-year from the date of issuance (the “Note”). In the event we default under the terms of the Note, we are required to deliver 1,000,000 shares of our common stock back to AMP in full satisfaction of the obligation.

Prior to the completion of this transaction, AMP owned more than 5% of the outstanding shares of our common stock. After the transaction, AMP owns less than 5% of the outstanding shares of our common stock. We believe the reduction of AMP’s ownership percentage below the 5% threshold better positions us for a future uplisting to a national exchange.

The Promissory Note for the repurchase of our common stock is qualified in its entirety by reference and is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Promissory Note, dated as of August 6, 2020

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2020

Healthcare Integrated Technologies Inc.

By:	/s/ Scott M. Boruff
Name:	Scott M. Boruff
Title:	Chief Executive Officer and Sole Board member

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Promissory Note, dated as of August 6, 2020

* Filed herewith.